EXHIBIT 4.2

FIRST SUPPLEMENTAL INDENTURE
dated as of April 10, 2008
between
POLYONE CORPORATION
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Successor Trustee
8.875% Senior Notes Due 2012

          THIS FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”) is entered into as of April 10, 2008, between PolyOne Corporation, an Ohio Corporation (the “Company”), and The Bank of New York Trust Company, N.A., as successor trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture (defined below).
RECITALS
          WHEREAS, the Company and the Trustee entered into an indenture, dated as of April 23, 2002 (the “Indenture”), relating to the Company’s 8.875% Senior Notes Due 2012 (the “Notes”);
          WHEREAS, in accordance with Sections 2.03 and 2.18 of the Indenture, the Trustee shall at any time and from time to time, upon receipt of an Officers’ Certificate, authenticate for original issue Additional Notes in the aggregate principal amount specified in such Officers’ Certificate, provided that certain conditions set forth in Sections 2.03 and 2.18 of the Indenture are satisfied;
          WHEREAS, in accordance with Sections 2.03 and 2.18 of the Indenture, subject to applicable law, the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture is unlimited;
          WHEREAS, in accordance with Section 9.01 of the Indenture, the Company and the Trustee may amend or supplement the Indenture without the consent of the Holders to, among other things, make any change that does not adversely affect the rights of Holders;
          WHEREAS, the Board of Directors has authorized the amendment of the Indenture pursuant to this First Supplemental Indenture to update the provisions of the Indenture governing Transfer Restricted Securities to reflect changes in law, in connection with the issuance of $80,000,000 aggregate principal amount of Additional Notes on the date hereof; and
          WHEREAS, all things necessary to make this First Supplemental Indenture a valid supplement to the Indenture according to its terms have been done;
          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
          For and in consideration of the premises, and of other valuable consideration the sufficiency of which is hereby acknowledged, the Company agrees with the Trustee, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE I
AMENDMENTS
          Section 1.1. Amendment to Section 2.02. Section 2.02(a)(i) of the Indenture is hereby amended and restated in its entirety as follows:

     (i) Each Global Note and Physical Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the “Private Placement Legend”) on the face thereof until after the first anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor note), or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THIS SECURITY (THE “RESALE RESTRICTION TERMINATION DATE”) OTHER THAN (1) TO EITHER ISSUER OR ITS SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (3) TO A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION” (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (4) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (5) PURSUANT TO AN EFFECTIVE

REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (4) ABOVE (OTHER THAN SALES PURSUANT TO RULE 144) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.
          Section 1.2. Amendment to Section 2.09(a). Section 2.09(a) of the Indenture is hereby amended and restated in its entirety as follows:
     (a) Transfers of Restricted Securities. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security (excluding transfers to a QIB pursuant to Rule 144A under the Securities Act):
          (i) the Registrar shall register the transfer of any Note constituting a Restricted Security whether or not such Note bears the Private Placement Legend, if:
     (w) the requested transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (x) the requested transfer is effected after the first anniversary of the Issue Date;
     (y) the requested transfer is effected after the date that is six months after the Issue Date and prior to the first anniversary of the Issue Date and no written request by the Company suspending the operation of this Section 2.09(a)(i)(y) has been received by the Trustee, which written request has not been rescinded by the Company; provided, however, that the Company may only suspend the operation of this Section 2.09(a)(i)(y) when adequate current public information, within the meaning of Rule 144 under the Securities Act, is not available with respect to the Company; or
     (z) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and
          (ii) in the case of a transfer pursuant to Paragraph 2.09(a)(i)(w), (x) or (y), upon receipt by the Registrar of written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar reflect on its books and records the date and an increase in the principal amount of a Global Note that does not bear the Transfer Restricted Securities Legend in an amount equal to the principal amount of the Notes to be transferred (and if no such Global Note exists, the Company shall execute and the Trustee shall authenticate and deliver a Global Note that does not bear the Transfer Restricted Securities Legend in an amount equal to the principal amount of the Notes to be transferred) and (x) if the transfer involves the transfer of outstanding Physical Notes, the Trustee shall cancel the Physical Notes so transferred or (y) if the transfer involves a beneficial interest in a Global Note, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred;
          (iii) in the case of a transfer pursuant to Paragraph 2.09(a)(i)(z)(1), if the proposed transferor is a Participant holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i)(z) above and (y) written instructions given in accordance with the Depositary’s and the Registrar’s procedures; whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount; and
          (iv) in the case of a transfer to a non-U.S. Person pursuant to Paragraph 2.09(a)(i)(z)(2), if the proposed transferee is a Participant, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.
          Section 1.3. Amendment to Section 2.09(c). Section 2.09(c) of the Indenture is hereby amended and restated in its entirety as follows:
     (c) Transfer Restricted Securities Legend. Upon the transfer, exchange or replacement of Notes not bearing the Transfer Restricted Securities

Legend, the Registrar shall deliver Notes that do not bear the Transfer Restricted Securities Legend. Upon the transfer, exchange or replacement of Notes bearing the Transfer Restricted Securities Legend, the Registrar shall deliver only Notes that bear the Transfer Restricted Securities Legend unless:
     (i) the requested transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (ii) the requested transfer is effected after the first anniversary of the Issue Date;
     (iii) the requested transfer is effected after the date that is six months after the Issue Date and prior to the first anniversary of the Issue Date and no written request by the Company suspending the operation of this Section 2.09(c)(iii) has been received by the Trustee, which written request has not been rescinded by the Company; or
     (iv) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act;
provided, however, that the Company may only suspend the operation of Section 2.09(c)(iii) when adequate current public information, within the meaning of Rule 144 under the Securities Act, is not available with respect to the Company.
          Section 1.4. Amendment to Section 2.09(e) Paragraph 2.09(e) of the Indenture is hereby amended and restated in its entirety as follows:
     (e) General. By its acceptance of any Note bearing the Transfer Restricted Securities Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In the case of a transfer other than a transfer pursuant to Sections 2.09(a)(i)(x) or (y), the Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer.
The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.08 hereof or this Section 2.09. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          Section 1.5. Amendment to Exhibit A. The third paragraph of Exhibit A to the Indenture is hereby amended and restated in its entirety as follows:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THIS SECURITY (THE “RESALE RESTRICTION TERMINATION DATE”) OTHER THAN (1) TO EITHER ISSUER OR ITS SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (3) TO A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION” (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (4) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE

FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (4) ABOVE (OTHER THAN SALES PURSUANT TO RULE 144) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.
          Section 1.6. Amendment to Exhibit C. The fifth numbered paragraph of Exhibit C to the Indenture is hereby amended and restated in its entirety as follows:
     (5) We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes prior to the date that is one year after the last original issue date of the Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) to a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act, (C) to an institutional “accredited investor” (as defined above) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter and, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to a registration statement which has been declared effective under the Securities Act (and continues to be effective at the time of such transfer), and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.
ARTICLE II
CLOSING DOCUMENTS
          Section 2.1. Documents to Be Given to Trustee. Pursuant to the provisions of Sections 9.06 and 10.04 of the Indenture, the Company will deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate, each dated as of April 10, 2008, satisfying the provisions of Sections 9.06, 10.04 and 10.05 of the Indenture.
ARTICLE III
MISCELLANEOUS
          Section 3.1. Trustee’s Acceptance. The Trustee accepts the provisions of this First Supplemental Indenture upon the terms and conditions set forth in the Indenture; provided,

however, that the foregoing acceptance shall not make the Trustee responsible in any manner whatsoever for the validity or sufficiency of this First Supplemental Indenture or the correctness of recitals or statements by other parties herein.
          Section 3.2. Indenture to Remain in Full Force and Effect. Except as hereby expressly provided, the Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed and all its terms, provisions and conditions shall be and remain in full force and effect.
          Section 3.3. Trust Indenture Act Controls. The Indenture is subject to the provisions of the TIA which are required to be part of the Indenture, and shall, to the extent applicable, be governed by such provisions.
          Section 3.4. Notices. Any notice or communication to the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail to the address set forth below:
     If to the Company, addressed to the Company:
PolyOne Corporation
33587 Walker Road
Avon Lake, Ohio 44012
Attention: Treasurer
     with a copy to:
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114-1190
Attention: Michael J. Solecki, Esq.
     If to the Trustee or Paying Agent:
The Bank of New York Trust Company, N.A.
2 N. LaSalle Street
Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.
          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
          Section 3.5. Duplicate Originals. The parties may sign any number of copies of this First Supplemental Indenture. One signed copy is enough to prove this First Supplemental Indenture.
          Section 3.6. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          Section 3.7. No Adverse Interpretation of Other Agreements. This First Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this First Supplemental Indenture.
          Section 3.8. Successors. All agreements of the Company under this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successor.
          Section 3.9. Severability. In case any provision in this First Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 3.10. Counterpart Originals. This First Supplemental Indenture may be signed in one or more counterparts. Each signed copy shall be an original, but all of them together represent the same agreement.
          Section 3.11. No Personal Liability. No director, officer, employee, incorporator, Affiliate or holder of capital stock of the Company shall have any liability for any obligations of the Company under the Notes, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date and year first above written.

POLYONE CORPORATION
By:	/s/ W. David Wilson
	Name:	W. David Wilson
	Title:	Senior Vice President and Chief Financial Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/s/ L. Garcia
	Name:	L. Garcia
	Title:	Vice President